Exhibit 21




Subsidiaries of the Registrant:

                                                     State of Organization
                                                     ---------------------
Plum Creek Timberlands, L.P.                                      Delaware
Plum Creek Timber I, L.L.C.                                       Delaware
Plum Creek Timber II, L.L.C.                                      Delaware
Plum Creek Manufacturing, L.P.                                    Delaware
Plum Creek Maine Timberlands, L.L.C.                              Delaware
Plum Creek Southern Timber, L.L.C.                                Delaware


Unconsolidated Subsidiaries:

Plum Creek Manufacturing Holding Company, Inc.                    Delaware
Plum Creek Marketing, Inc.                                        Delaware
Plum Creek Northwest Lumber, Inc.                                 Delaware
Plum Creek Northwest Plywood, Inc.                                Delaware
Plum Creek MDF, Inc.                                              Delaware
Plum Creek Southern Lumber, Inc.                                  Delaware
Plum Creek Plywood, L.L.C.                                        Delaware
Plum Creek Land Company                                           Delaware
Plum Creek Maine Marketing, Inc.                                  Delaware
Plum Creek Remanufacturing, Inc.                                  Delaware